UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012

DIODES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	002-25577	95-2039518
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4949 Hedgcoxe Road, Suite 200 Dallas, Texas		75024
(Address of principal executive offices)		(Zip Code)

(972) 987-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Acquisition of BCD Semiconductor Manufacturing Limited

On December 26, 2012, Diodes Incorporated (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BCD Semiconductor Manufacturing Limited, an exempted company incorporated in the Cayman Islands (“BCD”), and Diodes Cayman Islands Company Limited, an exempted company incorporated in the Cayman Islands and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will be merged with and into BCD, with BCD being the surviving company (the “Merger”). Under the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each ordinary share, par value $0.001 per share, of BCD (the “Shares”), other than Excluded Shares (as defined in the Merger Agreement), including Shares represented by American Depository Shares (“ADSs”), will be cancelled in exchange for the right to receive $1.33-1/3 in cash per Share, without interest. Each ADS represents six Shares, and other than ADSs representing Excluded Shares, each ADS will be converted into the right to receive $8.00 in cash, without interest. The aggregate consideration will be approximately $151 million. The acquisition is expected to be funded by a combination of the Company’s cash resources and drawings on the Company’s bank credit facilities, although the closing of the Merger is not subject to the Company obtaining any financing. The Effective Time is expected to occur late in the first quarter or early in the second quarter of 2013.

The acquisition is subject to customary conditions, including the affirmative vote of shareholders representing two-thirds or more of the Shares present and voting in person or by proxy as a single class at BCD’s shareholder meeting to be held in accordance with the Cayman Companies Law, the affirmative vote of a majority of the Shares present and voting in person or by proxy at such shareholder meeting and held by shareholders other than BCD’s directors and executive officers, and no more than 20% of BCD’s issued and outstanding Shares have validly exercised and not effectively withdrawn or lost their rights to dissent from the Merger prior to such shareholder meeting pursuant to Section 238 of the Cayman Companies Law.

BCD’s directors have agreed to unanimously recommend that BCD’s shareholders vote in favor of the Merger. Nevertheless, during the 30 days following the date of the Merger Agreement, the board of BCD, directly or indirectly through any representative, may, subject to certain conditions of the Merger Agreement, participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal (as defined in the Merger Agreement) in writing that the board of BCD believes in good faith, after consultation with outside legal counsel and BCD’s financial advisor, constitutes or would reasonably be expected to result in a Superior Proposal (as defined in the Merger Agreement).

BCD’s directors have agreed to unanimously recommend that BCD’s shareholders vote in favor of the Merger, and the Company has received undertakings to vote in favor of the Merger from directors and certain officers of BCD. These undertakings are irrevocable except in specified circumstances. BCD has agreed to pay the Company a fee of $6 million in certain circumstances, including in the event BCD’s board of directors authorizes BCD to enter into an agreement in respect of a Superior Proposal (as defined in the Merger Agreement). The Merger Agreement sets forth, among other things, various matters in relation to the implementation of the Merger, cooperation in relation to the Merger, the conduct of BCD’s business prior to the Effective Time and solicitation of competing proposals.

Item 7.01.	Regulation FD Disclosure

On December 26, 2012, the Company issued a press release announcing that the Company has entered into the Agreement and Plan of Merger described in Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this Report.

The Company will hold a conference call to discuss the Merger on December 27, 2012 at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). For further information concerning the conference call, see the Company’s press release attached as Exhibit 99.1 to this Report. A recording of the conference call will be posted on the Company’s website at www.diodes.com shortly after the call. A copy of the script for the call, together with the presentation slides, is attached as Exhibit 99.2 to this Report.

The information in this Item 7.01, including Exhibits 99.1 and 99.2, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 7.01 is material information that is not otherwise publicly available.

Cautionary Information Regarding Forward-Looking Statements

Except for the historical and factual information contained in the press release and script attached as Exhibits 99.1 and 99.2, the matters set forth in the press release and script (including statements as to: the expected benefits of the acquisition, including the acquisition being immediately accretive; the efficiencies, cost savings, revenues, and enhanced product offerings, market position, and design and manufacturing capabilities of the Company after the acquisition; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk that BCD’s business will not be integrated successfully into the Company’s; the risk that the expected benefits of the acquisition may not be realized, including the realization of the accretive effect of the acquisition; the risk that BCD’s standards, procedures and controls will not be brought into conformance within the Company’s operation; difficulties coordinating the Company’s and BCD’s new product and process development, hiring additional management and other critical personnel, and increasing the scope, geographic diversity and complexity of the Company’s operations; difficulties in consolidating facilities and transferring processes and know-how; difficulties in reducing the costs of BCD’s business; the diversion of our management’s attention from the management of our business; and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in the Company’s reports filed with the SEC. You should not place undue reliance on these forward-looking statements, which speak only as of the date of the press release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated December 26, 2012.

99.2	Conference call script, together with presentation slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date: December 26, 2012	By	/s/ Richard D. White
Richard D. White,
Chief Financial Officer